EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement of Remington Oil and Gas Corporation on Form S-4 (File No. 333-61513) pertaining to common stock,
(2) Registration Statement of Remington Oil and Gas Corporation on Form S-3 (File No. 333-57457) pertaining to common stock,
(3) Registration Statement of Remington Oil and Gas Corporation on Form S-3 (File No. 333-106258) pertaining to common stock
(4) Registration Statement of Remington Oil and Gas Corporation on Form S-8 (File No. 333-124487) pertaining to shares issued under the 2004 Stock Incentive Plan,
(5) Registration Statement of Remington Oil and Gas Corporation on Form S-8 (File No. 333-74880) pertaining to shares issued in connection with contingent stock grants,
(6) Registration Statement of Remington Oil and Gas Corporation on Form S-8 (File No. 333-74878) pertaining to shares issued under the 1997 Stock Option Plan,
(7) Registration Statement of Remington Oil and Gas Corporation on Form S-8 (File No. 333-88111) pertaining to shares issues under the 1997 Stock Option Plan, and
(8) Registration Statement of Remington Oil and Gas Corporation on Form S-8 (File No. 333-88115) pertaining to shares issued under the Non-Employee Director Stock Purchase Plan;
of our reports dated March 10, 2006, with respect to the consolidated financial statements of Remington Oil and Gas Corporation, Remington Oil and Gas Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Remington Oil and Gas Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
Dallas, Texas
March 10, 2006